                                                                      Exhibit 11


                      THE TORO COMPANY AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                               Three Months Ended              Six Months Ended
                                                           --------------------------    --------------------------
                                                              May 3,        April 28,       May 3,        April 28,
                                                               1996           1995           1996           1995
                                                           -----------    -----------    -----------    -----------

Net earnings . . . . . . . . . . . . . . . . . . . . .     $    16,820    $    17,539    $    25,318    $    24,338
                                                           -----------    -----------    -----------    -----------
                                                           -----------    -----------    -----------    -----------

Primary:
   Shares of common stock and common
   stock equivalents:
     Weighted average number of common shares
       outstanding . . . . . . . . . . . . . . . . . .      12,222,437     12,770,376     12,220,874     12,759,817
     Dilutive effect of outstanding
       stock options (1) . . . . . . . . . . . . . . .         429,796        504,457        437,539        515,562
                                                           -----------    -----------    -----------    -----------
                                                            12,652,233     13,274,833     12,658,413     13,275,379
                                                           -----------    -----------    -----------    -----------

     Net earnings per share of common stock
       and common stock equivalent . . . . . . . . . .     $      1.33    $      1.32    $      2.00    $      1.83
                                                           -----------    -----------    -----------    -----------
                                                           -----------    -----------    -----------    -----------



Fully Diluted:
   Shares of common stock and common
   stock equivalents:
     Weighted average number of common shares
       outstanding . . . . . . . . . . . . . . . . . .      12,222,437     12,770,376     12,220,874     12,759,817
     Dilutive effect of outstanding
       stock options (2) . . . . . . . . . . . . . . .         429,796        505,169        445,315        523,338
                                                           -----------    -----------    -----------    -----------
                                                            12,652,233     13,275,545     12,666,189     13,283,155
                                                           -----------    -----------    -----------    -----------

     Net earnings per share of common stock
       and common stock equivalent . . . . . . . . . .     $      1.33    $      1.32    $      2.00    $      1.83
                                                           -----------    -----------    -----------    -----------
                                                           -----------    -----------    -----------    -----------


1) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the company's stock during each period.

2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the company's stock during each period.



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